Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

February 26, 2021

Getty Realty Corp.

Two Jericho Plaza, Suite 110

Jericho, New York 11753

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Getty Realty Corp., a Maryland corporation (the “Company”), in connection with the sale and issuance from time to time of shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, having a maximum aggregate offering price of $250,000,000, in at-the-market offerings, pursuant to (a) the Distribution Agreement, dated February 26, 2021 (the “Distribution Agreement”), by and among the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, JMP Securities LLC, KeyBanc Capital Markets Inc., RBC Capital Markets and Robert W. Baird & Co. Incorporated, JPMorgan Chase Bank, National Association, Bank of America, N.A., Citibank, N.A. and Royal Bank of Canada, and (b) the Master Forward Confirmations, dated February 26, 2021 (the “Master Forward Confirmations”), by and among the Company and each of JPMorgan Chase Bank, National Association, Bank of America, N.A, Citibank, N.A., Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., and Royal Bank of Canada.

In connection with our representation of the Company, and as a basis for the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)

the Registration Statement on Form S-3 (Registration No. 333-251977) of the Company, relating to the Shares, and all amendments thereto (collectively, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

(b)

the Prospectus, dated January 8, 2021, included in the Registration Statement at the time it became effective upon filing (the “Base Prospectus”), as supplemented by a Prospectus Supplement, dated February 26, 2021, relating to the Shares (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), each in the forms as filed with the Commission;

(c)

the charter of the Company, represented by the Articles of Incorporation filed of record with the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”) on December 23, 1997, as amended and supplemented by the Articles Supplementary filed of record with the SDAT on January 21, 1998, the Articles of Amendment filed of record

Getty Realty Corp.

February 26, 2021

with the SDAT on January 30, 1998, the Articles of Amendment filed of record with the SDAT on August 1, 2001, and the Articles Supplementary filed of record with the SDAT on October 25, 2017, and as in full force and effect on the date hereof (in the form attached to the Certificate (as defined below)) (the “Charter”);

(d)	the bylaws of the Company, as amended to the date hereof and as in effect on the date hereof (in the form attached to the Certificate) (the “Bylaws”);

(e)

resolutions adopted by the Board of Directors of the Company (the “Board”) on January 8, 2021, relating to the Registration Statement, and on February 23, 2021, relating to, among other matters, (a) the sale and issuance of the Shares, (b) the authorization of the execution, delivery and performance by the Company of each of the Distribution Agreement and the Master Forward Confirmations, and (c) the delegation to certain officers of the Company (the “Authorized Officers”) of the power to determine, subject to certain parameters, the number of Shares and the offering price of each Share to be sold from time to time pursuant to the Distribution Agreement and the Master Forward Confirmations, as applicable (the “Resolutions”), certified as of the date hereof by an officer of the Company;

(f)	executed copies of each of the Distribution Agreement and the Master Forward Confirmations;

(g)	a good standing certificate for the Company, dated as of February 24, 2021, issued by the SDAT (the “Good Standing Certificate”); and

(h)	a certificate executed by the Secretary of the Company (the “Certificate”), dated as of the date hereof, as to certain factual matters therein.

In examining the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power and authority (corporate, trust, partnership or other) to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action (corporate, trust, partnership or other) and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate.

We further assume that:

(a)	The Shares will not be issued or transferred in violation of the restrictions on transfer and ownership of shares of stock of the Company set forth in Article VI of the Charter.

(b)	The Company will not issue any shares of Common Stock other than the Shares.

Getty Realty Corp.

February 26, 2021

(c)

The number of Shares, and the offering price of each Share, to be issued by the Company from time to time pursuant to the Distribution Agreement and the Master Forward Confirmations, as applicable, will be authorized and approved by the Board or the Authorized Officers in accordance with and not in violation of the Maryland General Corporation Law (the “MGCL”), the Charter, the Bylaws and the Resolutions (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof and, upon issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

(1)	The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

(2)

The issuance of the Shares has been duly authorized and, when and to the extent issued and delivered by the Company against payment therefor (or, in the case of the Master Forward Confirmations (and related supplemental confirmations), in net share settlement thereof), in accordance with the Registration Statement, the Distribution Agreement, the Master Forward Confirmations (and related supplemental confirmations), as applicable, and the Corporate Proceedings, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a)	The opinion in paragraph (1) with respect to incorporation, existence and good standing of the Company is based solely on the Good Standing Certificate.

(b)

The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(c)

We do not express any opinion herein concerning any law other than the MGCL (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing). The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(d)	This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares (the “Current Report”) and supplements our opinion dated January 8, 2021 previously filed as Exhibit 5.1 to the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Current Report and the use of the name of our firm therein. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)
DLA PIPER LLP (US)